Exhibit 21
                            THERMEDICS DETECTION INC.

      As of January 30, 1998, the Registrant owned the following subsidiaries:

                                                       STATE OR
                                                     JURISDICTION   PERCENT
                           NAME                           OF           OF
                                                     INCORPORATION OWNERSHIP
         Detection Securities Corporation            Massachusetts    100
         Moisture Systems Corporation Ltd.           United           100
                                                     Kingdom
         Rutter & Co.                                Netherlands      100
           Rutter Instrumentation S.A.R.L.           France            90
           Systech B.V.                              Netherlands       50
         ThermedeTec Corporation                     Delaware         100
           Thermedics Detection de Argentina S.A.    Argentina        100
           (1% of which shares are owned
            directly by Thermedics Detection Inc.)
          Thermedics Detection de Mexico, S.A.       Mexico           100
           de C.V.
           Thermedics Detection GmbH                 Germany          100
           Thermedics Detection Limited              United           100
                                                     Kingdom
           Thermedics Detection Scandinavia AS       Norway           100